SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

[X] Filed by the Registrant
[ ] Filed by a Party Other than the Registrant

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential for use of the commission Only (as permitted by
    Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                COMMUNITY FEDERAL BANCORP, INC.
        (Name of Registrant as Specified in its Charter)


  (Name of Person(s) filing Proxy Statement, if other than the
                          Registrant)

Payment of Filing Fee (Check the appropriate box)
[X] No fee required
[ } Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and o-11.
    (1) Title of each class of securities to which transaction applies.
    (2) Aggregate number of securities to which transaction applies.
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.
    (4) Proposed maximum aggregate value of transaction.
    (5) Total fee paid.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or schedule and the date of its filing.
    (1) Amount Previously Paid.
    (2) Form, Schedule or Registration statement No.
    (3) Filing Party:
    (4) Date Filed:









December 21, 1998

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Community Federal Bancorp, Inc. The meeting will be held at Community Federal Bancorp, Inc.'s office located at 333 Court Street, Tupelo, Mississippi, on Thursday, January 21, 1999 at 5:00 p.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own of whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support of and interest in Community federal
Bancorp, Inc. are sincerely appreciated.

Sincerely,

Jim Ingram
President and Chief Executive Officer



COMMUNITY FEDERAL BANCORP, INC.
333 Court Street
Tupelo, Mississippi 38802
(601)842-3981

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 21, 1999


NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Community Federal Bancorp, Inc.("Company") will be held at Community Federal Bancorp, Inc.'s office located at 333 Court Street, Tupelo, Mississippi, on Thursday, January 21, 1999, at 5:00 p.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

1. To elect three directors of the Company for a three-year term and until their successors are elected and qualified;

2. To ratify the appointment of Arthur Andersen, LLP as the Company's independent auditors for the fiscal year ending
September 30, 1999; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the company has fixed December 10, 1998 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

BY ORDER OF THE BOARD OF DIRECTORS

Judy Ballard, Secretary

December 21, 1998
Tupelo, Mississippi

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.



                COMMUNITY FEDERAL BANCORP, INC.


                        PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS

                        JANUARY 21, 1999

General

This Proxy Statement is being furnished to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors for use at its Annual Meeting of Stockholders ("Annual Meeting") to be held at the Company's office located at 333 Court Street, Tupelo, Mississippi, on Thursday, January 21, 1999, at 5:00 p.m., Central Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 21, 1998.

Voting Rights

Only the holders of record of the outstanding shares of the common stock, $0.01 par value per share, of the Company ("Common Stock") at the close of business on December 10, 1998 ( the Voting Record Date") will be entitled to notice of and to vote at the Annual Meeting. At such date, there were 4,274,350 shares of Common Stock issued and outstanding.

Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The affirmative vote of the holders of a majority of the total votes present, in person or by proxy, at the Annual Meeting is required for approval of the proposal to ratify the independent auditors. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Voting Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions are considered in determining the presence of a quorum, but abstentions and broker non-votes will not effect the vote required to approve the proposals presented at the Annual Meeting.

Proxies

Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted for the matters described below and, in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting. Any holder of Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the matters set forth in the preceding sentence.

Any Company stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Community Federal Bancorp, Inc., 333 Court Street, Tupelo, Mississippi 38802, Attention: Secretary.

Beneficial Ownership

The following table sets forth information as to the Common Stock beneficially owned as of December 10, 1998, by (i) the only persons or entities known to the Company to be the beneficial owners of more than 5% of the Common Stock and (ii) all directors and executive officers of the Company as a group.

                                          Amount and
                                            Nature       Percent
                                         Of Beneficial       Of
Name and Address of Beneficial Owner      Ownership        Class

Community Federal Bancorp, Inc.,
Employee Stock Ownership Plan
333 Court Street
Tupelo, Mississippi 38802                     363,200(2)    8.50%

All directors and executive officers
of the Company as a group (thirteen persons)   519,167(3)  12.15%
(1) Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person or entity has sole voting and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of the Voting Record Date are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

(2) The Community Federal Bancorp, Inc. Employee Stock Ownership Trust ("Trust") was established pursuant to the Community Federal Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Messrs, Ingram, Leake and Johnson, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 63,621 of the shares of Common Stock held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given. Unallocated shares held in the ESOP will be voted by the ESOP Trustees in accordance with their fiduciary duties as trustees. The amount of Common Stock beneficially owned by each individual trustee or all directors and executive officers as a group does not include the shares held by the Trust.

(3) Includes in the case of all directors and officers of the Company as a group, (i) exercisable options to purchase 160,892 shares pursuant to the Company's 1997 Stock Option Plan; and (ii) 22,835 shares of Common Stock allocated to the account of the executive officers in the ESOP.

       INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR

Election of Directors

The Bylaws of the Company provide that the Board of Directors shall be divided into three classes which are as equal in number as possible, and that the members of each class of directors are to be elected for a term of three years and until their successors are elected and qualified.

At the Annual Meeting, stockholders of the Company will be asked to elect three directors of the Company for a three-year term and until their successors are elected and qualified. The nominees for election as directors were selected by the Nominating Committee of the Board of Directors and, each nominee currently serves as a director of the Company. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting. No director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of the Company. At this time, the Board of Directors know of no reason why any of the nominees may not be able to serve as a director if elected.


       INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR
               AND DIRECTORS WHOSE TERMS CONTINUE

The following tables present information concerning each nominee for director and each director whose term continues and reflects his tenure as a director of the Company, his principal occupation during the past five years as well as the number of shares of Common Stock beneficially owned by each such person as of the Voting Record Date.


           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM
                                                   Common Stock
                      Position with                Beneficially
                      the Company and              Owned as of
                      Principal                    December
          Age as of   Occupation                    10,
          September   During the                    1998(1)
               30     Past Five       Director
Name         1998     Years            Since        No.       %

J. Leighton
  Pettis, Jr.   65   Ophthalmologist in    1977   52,421(2)   1.2
                     Tupelo, Mississippi,
                     since 1962.

Robert W.       43   Account executive    1995   18,484(2)(3)  *
 Reed, III           and director of
                     Reed Manufacturing
                     since 1992; sales
                     representative of New
                     York life insurance
                     1990-1992.

H. Lewis        48   President of         1998     3,854(4)    *
 Whitfield           Community Federal
                     Savings Bank since
                     July, 1998.  President
                     of Deposit Guaranty
                     National Bank, Tupelo,
                     1987 and March, 1998.


             DIRECTORS WITH TERMS EXPIRING IN 2000

                                                 Common Stock
                      Position with              Beneficially
                      the Company and             Owned as of
                      Principal                   December
          Age as of   Occupation                    10,
          September    During the                    1998(1)
               30,    Past Five        Director
  Name         1998      Years         Since        No.     %

Robert R.      57   Periodontist with   1993      23,021(2)  *
 Black, Sr.         practice in Tupelo,
                    Mississippi, retired
                    in 1995.

Jim Ingram     67   Chief executive     1973      88,302(5)   2.1
                    officer of the
                    Community Federal
                    Savings Bank since
                    1984 and of the Company
                    since 1996.  President
                    of the Bank between 1984
                    and June, 1998 and of the
                    Company between 1996 and
                    June, 1998.

L. F.          59   Member of the law      1986  49,521(2)(6) 1.1
 Sams, Jr.          firm of Mitchell,
                    McNutt, Threadgill,
                    Smith & Sams since
                    1971.



             DIRECTORS WITH TERMS EXPIRING IN 2001

                                                   Common Stock
                      Position with                Beneficially
                      the Company and              Owned as of
                      Principal                    December
          Age as of   Occupation                    10,
          September   During the                    1998(1)
               30     Past Five       Director
Name         1998     Years            Since         No.       %

Charles V.    66    President and chief  1988    45,846(2)    1.1
 Imbler, Sr.        executive officer of
                    Truck Center, Inc.,
                    Tupelo, Mississippi,
                    since 1970.

Medford M.    70    Chairman of the      1974   44,521(2)(7)  1.0
 Leake              Board since 1995.
                    President of Steele
                    City Lumber Company,
                    Birmingham, Alabama,
                    from 1970 to 1996,
                    chairman of the board
                    since 1997.

Michael R.    49    President of         1994   53,351(2)(8)  1.2
 Thomas             Washington Furniture
                    Mfg. Co., Inc., Houlka,
                    Mississippi from 1988-
                    1993 and from 1996 to
                    present.  Real estate
                    developer in Tupelo,
                    Mississippi from 1993
                    to 1996.


           THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                NOMINEES BE ELECTED AS DIRECTORS

(1)Based on information furnished by the respective individuals. Pursuant to rules promulgated by the SEC under the Exchange Act, a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person or entity has sole voting and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of the Voting Record Date are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person. An asterisk indicates that the ownership interest is less than one percent.

(2)Also includes 7,934 shares which may be acquired upon the exercise of stock options.

(3) Includes 6,019 shares held jointly with Mr. Reed's wife and 4,531 shares held in a trust.

(4) Includes 3,754 exercisable options.

(5) Includes 30,200 shares held jointly with Mr. Ingram's wife, 8,702 shares allocated to his account in the ESOP and 36,000 shares which may be acquired upon the exercise of stock options.

(6) Includes 1,587 shares held by Mr. Sams' wife.

(7) Includes 21,606 shares held jointly with Mr. Leake's wife.

(8) Includes 28,000 shares held jointly with Mr. Thomas' wife and 6,000 shares held in a trust.

Executive Officers Who Are Not Directors

The following table sets forth certain information with respect to the persons who currently serve as executive officers of the community Federal Savings Bank (the "Savings Bank") and who also serve as executive officers of the Company and who are not directors. There are no arrangements or understandings between the Savings Bank and/or the Company and any such person pursuant to which such person was or will be elected an executive officer of the Savings Bank or the Company and no such officer is related to any director or other officer of the Savings Bank or the Company by blood, marriage or adoption.

                         Age as of
Name                September 30, 1998         Position

Gill Simmons                64            Vice President -
                                           Mortgage Loans

Jack Johnson                59            Vice President -
                                           Operations and
                                           Compliance

Mark Burleson               32           Vice President -
                                            Consumer/Commercial
                                            Lending

Sherry McCarty              49           Chief Financial Officer

Set forth below is a brief description of the background of each person who serves as an executive officer of the Company and the Savings Bank and who is not a director.

Gill Simmons is Vice President for Mortgage Loans. Mr. Simmons joined the Savings Bank in 1955 and during his tenure also has served as Secretary/Treasurer.

Jack Johnson is Vice President for Operations and Compliance.
Mr. Johnson joined the Savings Bank in 1958 and during his tenure also has served as cashier.

Mark Burleson is Vice President for Consumer/Commercial Lending. Mr. Burleson joined the Savings Bank in 1994 after being employed at a Tupelo-area commercial bank for five years where he served, among other positions, as an assistant vice president and a branch manager.

Sherry McCarty is Chief Financial Officer. Ms. McCarty joined the Savings Bank in 1967 and during her tenure has also served as Controller.

The Board of Directors and Its Committees

Regular meetings of the Board of Directors of the Company are held quarterly and special meetings of the Board of Directors of the company are held from time-to-time as needed. There were ten meetings of the Board of Directors of the Company held during fiscal 1998. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during fiscal 1998 and the total number of meetings held by all committees of the Board on which the director served during such year.

The Company's business is primarily conducted through the Savings
Bank, a federally chartered saving bank and a wholly owned subsidiary of the Company. The Board of Directors of the Savings
Bank has established various committees, including an Executive
Committee.

The Executive Committee generally has the power and authority to act on behalf of the Board of Directors on important matters between scheduled directors meetings unless specific Board of Directors action is required or unless otherwise restricted by the Savings Bank's charter or bylaws or its Board of Directors. The Executive Committee also serves as the Savings Bank's Compensation Committee. The Executive Committee is currently chaired by Mr. Ingram with Messrs. Whitfield, Leake and Imbler as members. The Executive Committee met six times in fiscal 1998.

The Audit Committee reviews (i) the independent auditors' reports and results of their examination, prior to review by and with the entire Board of Directors and (ii) the Office of Thrift Supervision ("OTS") and Federal Deposit Insurance Corporation("FDIC") and other regulatory reports, prior to review by and with the entire Board of Directors. Currently, Mr. Pettis serves as chairman of the Audit Committee and Messrs. Black and Reed serve as members. The Audit Committee met two times during fiscal 1998.

The full Board of Directors also serves as the Loan Committee which meets monthly to review the loans requiring committee approval pursuant to the Savings Bank's loan policy statement.

The Savings Bank has not established a permanent nomination committee pursuant to the Bylaws of the Savings Bank but names such a committee prior to each annual meeting.

Other Committees

In addition to committees of the Board of Directors, the Savings
Bank has also established other committees composed of officers and key personnel, as set forth below.

The Asset/Liability Management Committee meets on an as needed basis, no less than quarterly, and is responsible for reviewing pricing strategies and the Savings Bank's investment results, preparing various analyses and discussing possible transactions. In addition, on a quarterly basis, the committee examines the recording and reporting of securities activities to ensure consistency with policies set forth in the Savings Bank's Portfolio and Investment Policy Statement. Currently, Mr. Ingram serves as chairman of the Investment Committee with Messrs. Black, Leake, Whitfield, Simmons, Johnson, and Burleson and Ms. McCarty, as members. The Asset/Liability Management Committee met four times in fiscal 1998.


Directors' Compensation

Beginning January 1, 1998, each outside member of the Board of Directors was paid $137 for each Board meeting attended. During the first quarter of fiscal 1998, they were paid $130.50 for each meeting attended. In addition, in fiscal year 1998 prior to January 1, 1998, each outside director was paid a $535 monthly fee and thereafter were paid a $561.75 monthly fee. In fiscal 1998, prior to January, 1998, Mr. Leake, as Chairman of the Board, received a monthly fee of $640 and thereafter was paid a monthly fee of $672. During the same period, each member of a Board Committee described above, who is an outside director was paid an attendance fee at the same rate as the Board meeting attendance fee. Committee members otherwise do not receive fees for committee meetings. Each of the Company's outside directors also received a bonus of $963 during fiscal 1998.

                     EXECUTIVE COMPENSATION

Summary

The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Savings Bank for services rendered in all capacities during the last two fiscal years to the President and Chief Executive Officer of the Savings Bank and any other executive officer of the Savings Bank who received salary and bonuses aggregating more than $100,000 during the last fiscal year.

                   Summary Compensation Table

                      Annual Compensation
                                             Other
Name and                                      Annual
Principal Position   Year   Salary   Bonus    Compensation(1)

Jim Ingram           1998  $141,225 $31,763       ---
President and        1997   130,069  56,885       ---
Chief Executive      1996   119,407  30,000       ---
Officer (2)

                     Long Term Compensation

                                   Awards              Payouts
                            Restricted   Number of   All Other
                              Stock       Options(3)
                    Year     Awards(2)

Name and
Principal Position

Jim Ingram          1998      $     -     $     -      -----
President and       1997      $755,188      90,000     -----
Chief Executive     1996         ---         ----      -----
Officer (2)

                                All Other Compensation (4)
Name and
Principal Position   Year

Jim Ingram           1998                $76,430 (5)
President and        1997                 61,699 (6)
Chief Executive      1996                   ---
Officer

(1) Does not include amount attributable to miscellaneous benefits received by the named executive officer, including the payment of club membership dues. The cost to the Savings Bank of providing such benefits to the named executive officer during the year ended September 30, 1998 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual.

(2) Mr. Ingram resigned from his position as president of the Savings Bank, effective June 30, 1998, but continues to serve as Chief Executive Officer.

(3) Consists of awards of 43,000 restricted shares granted pursuant to the Company's MRP, which had a fair market value of $628,875 at September 30, 1998. The shares will vest at the rate of 20% per year over a five-year period commencing on March 31, 1998.

(4) Consists of awards granted pursuant to the Company's 1997
Stock Option Plan which options vest and are exercisable at the rate of 20% per year over a five-year period commencing on September 30, 1997.

(5) Consists of amount allocated during fiscal 1998 pursuant to the ESOP based on a per share price of $14.625 at September 30, 1998.

(6) Consists of amount allocated during fiscal 1997 pursuant to the ESOP based on a per share price of $17.75 at September 30, 1997.

Stock Options

The following table sets forth certain information concerning exercises of stock options granted pursuant to the Company's 1997 Stock Option Plan by the named executive officer during the year ended September 30, 1998 and options held at September 30, 1998.


        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                   AND YEAR END OPTION VALUES



             Shares                    Number of       Value of
           Acquired                   Exercisable    Exercisable
              On          Value       Options at      Options at
Name       Exercise     Realized      Year End(1)     Year End(2)

Jim Ingram   $---        $-----        36,000          $526,500

(1) 18,000 options became exercisable on September 30, 1997 and 18,000 became exercisable on September 30, 1998.

(2) Based on a per share market price of $14.625 as of September
30, 1998.

Compensation Committee

The Compensation Committee determines executive compensation and its members include Messrs. Leake and Imbler as well as Messrs. Ingram and Whitfield, who are executive officers of the Company and do not participate in decisions regarding their compensation. The report of the Compensation Committee with respect to compensation for the chief executive officer and all other executive officers is set forth below.

Report of the Compensation Committee

The goals of the Committee are to assist the Savings Bank in attracting and retaining qualified management, motivating executives to achieve performance goals, rewarding management for outstanding performance and to ensure that the financial interests of the Company's management and shareholders are satisfied.

The Committee considered several financial and non-financial accomplishments in setting the compensation of the Chief Executive Officer and other executive officers, including but not limited to, net income of the Savings Bank, profitability ratios, satisfactory regulatory examinations, and market value of the Savings Bank. The Committee reviewed and considered the SNL Executive Compensation Review and Mississippi Bankers' Survey for a comparison of compensation paid by the Savings Bank's peer group.

The compensation set by the Committee includes a base salary and a bonus component. Based upon the above factors, the Committee (with Mr. Ingram not participating in the decision) on behalf of the Company offered an employment agreement to Mr. Ingram which provided for a rolling three-year term of employment commencing on March 25, 1996 and set his fiscal 1998 salary at $141,225.
The Committee (with Mr. Whitfield not participating in the decision) on behalf of the Company also offered an employment agreement to Mr. Whitfield which provided for a rolling three-year term of employment commencing on July 1, 1998 and set his fiscal 1998 salary at $140,000 (annualized). In addition, the Committee provided for salary increases for the other executive officers and determined their respective bonuses for fiscal 1998.

                    Medford M. Leake
                    Charles V. Imbler, Sr.
                    Jim Ingram
                    H. Lewis Whitfield

Performance Graph

The following graph compares the yearly cumulative total return on the Common Stock during fiscal 1998 with (i) the yearly cumulative total return on the stocks included in the Standard and Poor's 500 Market Index and (ii) the yearly cumulative total return on the stocks included in the SNL Securities Thrift Stock Index.

[GRAPH]

Directors' Retirement Plan

In order to secure the continuing service of members of the Board of Directors and to recognize the contributions of such individuals to the Savings Bank, the Savings Bank established a Directors' Retirement Plan ("DRP") in fiscal 1993. A director becomes eligible to receive benefits from the DRP upon completion of ten years of continuous service as a director of the Savings Bank, including service as such prior to the adoption of the DRP. Under the DRP, a retired director or his beneficiary would receive for a ten-year period annual retirement benefits equal to 100% of the annual directors' fees being paid to the Savings Bank directors on the date of the director's retirement. Payments under the DRP will terminate if a retired director becomes affiliated with another financial institution that is a competitor of the Savings Bank. Any claim under the DRP by a participant is that of an unsecured creditor. Seven members of the Savings Bank's current Board of Directors qualify to receive benefits under the DRP at retirement.

Employment Agreements

During fiscal 1996 and fiscal 1998, the Company entered into an employment agreement with Messrs. Ingram and Whitfield, respectively (individually the "Executive" or jointly "Executives") which provides for an annual salary, subject to annual adjustments by the Board of Directors. At September 30, 1998, the annual salary plus an annual bonus determined at year end by the Board of Directors was $141,225 for Mr. Ingram and $140,000 (annualized) for Mr. Whitfield. The form of employment agreement provides for a rolling three-year term of employment, which term is automatically extended each day for an additional day such that the remaining term of the agreement continues to be for three years. Mr. Ingram's agreement commended on March 25, 1996 and Mr. Whitfield's agreement commenced on July 1, 1998. However, each year the Board of Directors of the Savings Bank is required to consider and review extension of the terms of each agreement and is required to continue to extend under such terms unless either party gives notice of non-renewal to the other party so that the term of employment under the agreement would not be less than three years unless such notice had been given.

The employment agreement is terminable with or without cause by the Savings Bank. The Executive has no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Savings Bank for cause, disability, retirement or death. However, in the event that (i) the Executive terminates his employment because of failure of the Savings Bank to comply with any material provision of the employment agreement or (ii) the employment agreement was terminated by the Executive for Good Reason, as defined, the Executive would be entitled to 2.99 times the average annual compensation paid to him by the Savings Bank during the five most recent taxable years ending during the calendar year in which the notice of termination occurs or such portion of such period in which the Executive served as senior officer of the Savings Bank as well as continued participation in employee benefit plans of the Savings Bank (other than retirement plans and stock compensation plans) until the expiration of the remaining term of employment. "Good Reason" is generally defined in the employment agreement to include the assignment by the Savings Bank to the Executive of any duties which, in the Executive's good faith determination, are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Savings Bank prior to such assignment or prior to a change in control of the Savings Bank. The employment agreement would not be automatically terminated upon a change in control. If the employment agreements had been terminated for Good Reason during fiscal 1998, Mr. Ingram would have been entitled to a payment of $477,356 and Mr. Whitfield (assuming he had been employed with the Savings Bank for the entire fiscal year) would have been entitled to a payment of $418,600.

The employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then such payments and benefits received thereunder would be reduced, in the manner determined by the Savings Bank, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being nondeductible by the Savings Bank for federal income tax purposes. Excess parachute payments generally are defined as payments in excess of three times the recipient's average annual compensation from the Savings Bank includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the Savings Bank or other triggering events occurred ("base amount"). A recipient of excess parachute payments is subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount would not be deductible by the Savings Bank as compensation expense for federal income tax purposes.


Retirement Plan

The Savings Bank has a defined benefit pension plan ("Retirement Plan") for all employees who have attained the age of 21 years and have completed one year of service with the Savings Bank. In general, the Retirement Plan provides for annual benefits payable monthly upon retirement at age 65 in an amount equal to approximately 1.667% of the "Average Compensation" of the employee (which is equal to the average of the compensation paid to him or her during the five successive calendar years within the final ten calendar years of service affording the highest average, excluding bonuses, commissions, overtime pay and other special compensation) for each year of service, not in excess of 40 years. Under the Retirement Plan, an employee's benefits are fully vested after six years of qualifying service. A year of service is any year in which an employee works a minimum of 1,000 hours. The Retirement Plan provides for an early retirement option with reduced benefits for participants who are age 55 and who have 15 years of service.

The following table illustrates annual pension benefits for retirement at age 65 under various levels of compensation and years of service. The figures in the table assume that the Retirement Plan continues in its present form and that the participants elect a straight life annuity form of benefit.

 Five Year
 Average        10 Years of   15 Years of   20 Years of
Compensation     Service     Service       Service

$40,000           $7,314        $10,970       $14,627
 50,000            9,145         13,717        18,290
 60,000           10,965         16,448        21,930
 70,000           12,796         19,194        25,592
 80,000           14,627         21,941        29,255
 90,000           16,448         24,671        32,895
100,000           18,279         27,418        36,557
110,000           20,110         30,165        40,220
120,000           21,930         32,895        43,860

  Five Year
 Average        25 Years of   30 Years of   35 Years of
Compensation      Service     Service       Service

$40,000           $18,284      $21,941       $25,598
 50,000            22,862       27,434        32,007
 60,000            27,413       32,895        38,378
 70,000            31,990       38,388        44,787
 80,000            36,568       43,882        51,196
 90,000            41,119       49,343        57,566
100,000            45,697       54,836        63,975
110,000            50,275       60,329        70,384
120,000            54,825       65,790        76,755

At September 30, 1998, Mr. Ingram had 37 years of credited service under the Retirement Plan.



Indebtedness of Management

All of the savings Bank's outstanding loans to its directors and executive officers were originally made with (i) in the ordinary course of business at substantially the same terms, including interest rates and collateral, as those prevailing at the time of the loans for comparable transactions with other persons and did not involve more than the normal risk of collectability or other unfavorable features or (ii) pursuant to a benefit or compensation program that is widely available to the employees of the Savings Bank and that does not give preference to any insider of the Savings Bank over other employees of the Savings Bank.

       RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors of the Company has appointed Arthur Andersen LLP as independent auditors for the Company for the year ending September 30, 1999, and further directed the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by Arthur Andersen LLP that neither the firm nor any of its associates has any relationship with the Company other than the usual relationship that exist between independent public accountants and clients. Arthur Andersen LLP will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP, AS
INDEPENDENT AUDITORS FOR THE YEAR ENDING SEPTEMBER 30,1999.


                         OTHER MATTERS

Management is not aware of any business to come before the Annual
Meeting other than those matters described in this Proxy
Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                     STOCKHOLDER PROPOSALS


Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of the Company must be received at the office of the Company no later than August 23, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders, It is urged that any such proposals be sent by certified mail, return receipt requested.

            ANNUAL REPORTS AND FINANCIAL STATEMENTS

Stockholders of the Company as of the record date for the Annual Meeting have been forwarded under separate cover a copy of the Company's Annual Report to Stockholders for the year ended September 30, 1998, prepared in accordance with GAAP, and the related report of the Company's independent public accountants. The Annual Report is not a part of this Proxy Statement.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of its Annual Report on Form 10-K (and Amendment No. 1 thereto) filed with the SEC under the Exchange Act for the year ended September 30, 1998. Upon written request, the Company will furnish to any such stockholder a copy of the exhibits to the Annual Report on Form 10-K. Such written request should be directed to Community Federal Bancorp, Inc., 333 Court Street, Tupelo, Mississippi 38802, Attention:
Investor Relations. The Annual Report on Form 10-K is not a part of this Proxy Statement.

                        REVOCABLE PROXY
                COMMUNITY FEDERAL BANCORP, INC.

X PLEASE MARK VOTES
 AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
COMMUNITY FEDERAL BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON JANUARY 21, 1999 AND AT ANY
ADJOURNMENT THEREOF.

     The undersigned hereby appoints the Board of Directors of Community Federal Bancorp, Inc. (the "Company"), as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on December 10, 1998 at the Annual Meeting of shareholders to be held at the Company's offices, located at 333 Court Street, Tupelo, Mississippi, on Thursday, January 21, 1999, at 5:00 p.m., Central Time, or at any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.


Date



Shareholder sign above  - Co-holder(if any) sign above

1.  ELECTION OF DIRECTORS FOR THREE-YEAR TERM.

    For          Withhold         For all Except

Nominees for three-year term expiring in 2002:

J. Leighton Pettis, Jr., Robert W. Reed, III, and
H. Lewis Whitfield

Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.



2. PROPOSAL TO RATIFY THE APPOINTMENT by the Board of Directors of Arthur Andersen, LLP as the Company's independent auditors for the year ending September 30, 1999.

     For               Against              Abstain


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR THE PROPOSAL SPECIFIED IN ITEM 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

Please sign the proxy exactly as your name(s) appear on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

Detach above card, sign, date and mail in postage paid envelope provided.

COMMUNITY FEDERAL BANCORP, INC.

PLEASE MARK, SIGN, DATE & RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.